EXHIBIT 99.3

TPT Global Tech [OTCQB:TPTW] Signs Agreement to Become Authorized Reseller of Siemens Electric Vehicle Charging Systems

TPT to work with Yunex, LLC, a Siemens business, to bring EV charging systems to America and its "Smart City" Projects

SAN DIEGO, CA / ACCESSWIRE / April 7, 2022 / TPT Global Tech, Inc. ("TPTW, the Company or TPT Global Tech") (OTCQB:TPTW) announced today it has signed a Reseller Agreement with Siemens, www.usa.siemens.com, business unit Yunex, LLC, to make electric vehicle (EV) charging systems available domestically . More specifically, TPT plans to integrate these EV charging systems into their Smart City Projects and hopefully in our Tuskegee, Alabama development project under contract review. The company did not disclose the potential value of the reseller agreement.

Currently, there are more than one million electric vehicles on the road in the US and experts project that number to grow to 18 million by 2030. Siemen's Yunex, LLC business, headquartered in Germany, is active in over 40 countries and provides intelligent mobility services and systems that are leading the way to a cleaner environment and more efficient transportation options. The company's VersiCharge EV charging systems are recognized for their reliability and speed as well as their remote communications capabilities.

"The Siemens-Yunex Traffic EV charging system reseller agreement is a critical aspect of our overall Smart City development strategy and should be a lynchpin in our efforts to make these projects meet the future needs of the population they will serve," said Stephen Thomas, Chairman and CEO of TPTW. "For TPT to be working with a world-leader such as Siemens speaks volumes to the fact that we are making huge strides in building a solid future for the company."

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contacts:

Shep Doniger

561-637-5750

Frank Benedetto

619-915-9422

SOURCE: TPT Global Tech, Inc.